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                                                                     EXHIBIT 8.1

                              List of Subsidiaries

                   Name                            Jurisdiction of Incorporation
                   ----                            -----------------------------
Shanghai Eastern Airlines Investment Co., Ltd.    The People's Republic of China

China Eastern Airlines Jiangsu Co., Ltd.          The People's Republic of China

Shanghai Eastern Flight Training Co., Ltd.        The People's Republic of China

Eastern Airlines Jinjiang Hotel Co., Ltd.         The People's Republic of China

China Cargo Airlines Ltd.                         The People's Republic of China